UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – February 23, 2009

COMMISSION FILE NUMBER: 000-254888

RG GLOBAL LIFESTYLES, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA	33-0230641
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1200 N. VAN BUREN STREET
SUITE A
ANAHEIM, CA 92807
(Address of principal executive offices, including zip code)

(949) 888-9500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RG GLOBAL LIFESTYLES, INC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Option Repricing

On February 23, 2009, the Board of Directors of the Company (the "Committee") authorized the re-pricing of previously issued outstanding compensation options to purchase Company common stock issued to current employees, consultants, directors and officers to $0.06, the fair market value and closing price for shares of Common Stock on the Over-the-Counter Bulletin Board on February 23, 2009.

The Board considered the fact that options granted in the past have exercise prices well above the recent trading prices of the Common Stock and to retain highly qualified personnel, the Board determined that a repricing of underwater stock options was in the best interest of the Company.

In total, the repricing will apply to an aggregate of 5,724,624 shares of Common Stock underlying options granted under the Company’s 2006 and 2007 Incentive and Nonstatutory Stock Option Plans.

Included in the repricing are the following compensation options previously issued to officers of the Company:

Grant King, CEO, who held options to purchase 2,324,000 shares of the Company's common stock at exercise prices ranging from $0.20 to $0.40 per share.

Juzer Jangbarawala, CTO, who held options to purchase 1,687,500 shares of the Company's common stock at exercise prices ranging from $0.20 to $0.40 per share.

Richard Lambright, Controller, who held options to purchase 300,000 shares of the Company's common stock at an exercise prices of $0.53 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: February 27, 2009		RG GLOBAL LIFESTYLES, INC.

	By:	/s/ Grant King
Grant King
Chief Executive Officer